UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

COMMVAULT SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following press release may be provided to stockholders of Commvault Systems, Inc. (“Commvault”).

Media Contact:	Investor Relations Contact:
Miranda Foster	Michael Melnyk
Commvault	Commvault
(646) 370-9785 mfoster@commvault.com	732-870-4581 ir@commvault.com

Commvault Confirms Receipt of Director Nominations from Starboard Value

TINTON FALLS, N.J., April 9, 2020 /PRNewswire/ -- Commvault (NASDAQ: CVLT), a recognized global enterprise software leader in the management of data across cloud and on-premises environments, today confirmed that Starboard Value LP ("Starboard") has nominated six candidates to stand for election to the Commvault Board of Directors at the Company's 2020 Annual Meeting of Shareholders.

Commvault learned of Starboard's investment in the Company in connection with Starboard's Schedule 13D filing on March 30, 2020. Soon after, Commvault's Chief Executive Officer and Chief Financial Officer spoke with Starboard representatives several times to understand their views and perspectives, as Commvault does with other shareholders.

Commvault is always open to considering shareholder suggestions on director candidates, and as part of this conversation, Commvault offered to consider skills and candidates that Starboard thought were relevant. Starboard did not share such information until it formally nominated its director candidates. As such, today's nominations announcement is the first time that Commvault has had the opportunity to consider Starboard's director candidates.

Commvault issued the following statement:

Commvault's top priorities, at this time, are the health and safety of our employees, taking care of customers and operating our business. Commvault's Board and management team are focused on helping Commvault successfully navigate through the current environment, and we believe that this is where our attention should be directed. Notwithstanding these important priorities, Starboard has submitted director nominations, and the Commvault Board will, consistent with its fiduciary duties, consider them.

As always, the Commvault Board and management team are committed to acting in the best interest of our shareholders. Commvault is in a dynamic industry, and we have made measurable progress in our turnaround efforts over the past year. We remain confident that we are well-positioned for the future.

Commvault has a highly qualified, engaged Board composed of 11 directors, nine of whom are independent and five of whom joined the Board in approximately the past two years. These new directors include the Company's Chief Executive Officer who joined Commvault in February 2019, the Company's independent Chairman, and three additional independent directors, including two appointed in connection with an agreement with Elliott Management.

Commvault's shareholders are not required to take action at this time. The Board's Nominations and Governance Committee will review Starboard's proposed director nominees and present its recommendation regarding director candidates in the Company's proxy materials, which will be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the Company's 2020 Annual Meeting. The date of the Annual Meeting has not yet been announced.

Centerview Partners LLC is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to the Company.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault's converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,300 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com.

Additional Information
Commvault intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting"). COMMVAULT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Commvault with the SEC without charge from the SEC's website at www.sec.gov.

Certain Information Regarding Participants
Commvault, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Commvault's stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of Commvault's directors and executive officers in Commvault stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC's website at www.sec.gov. Information can also be found in Commvault's other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Safe Harbor Statement
This document may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see Commvault's filings with the SEC, including those discussed in Commvault's most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC's website at www.sec.gov. Statements regarding Commvault's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.  The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

Related Links
www.commvault.com